Exhibit 99.3

FIRST AMENDMENT TO THE ENTERPRISE FINANCIAL SERVICES CORP
EXECUTIVE EMPLOYMENT AGREEMENT
BETWEEN ENTERPRISE FINANCIAL SERVICES CORP AND
PETER F. BENOIST

     WHEREAS, Enterprise Financial Services Corp (“Company”), a Delaware corporation, and Peter F. Benoist (“Executive”) entered into the Enterprise Financial Services Corp Executive Employment Agreement between Company and Executive on September 24, 2008 (“Original Agreement”); and

     WHEREAS, Company and Executive want to amend the Original Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to make other changes; and

     WHEREAS, in connection with the purchase by the United States Department of the Treasury of certain preferred shares and related common stock warrants of the Company, the Company and Executive want to amend the Original Agreement to comply with the requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the date hereof;

     NOW, THEREFORE, the Original Agreement is amended effective as of December 19, 2008 as follows:

1.     Add a new Section 3.2(e) which reads in its entirety as follows:

          (e) Any Targeted Bonus due pursuant to the foregoing provisions with respect to a particular calendar year shall be paid no later than March 15th of the calendar year immediately following the calendar year to which the Targeted Bonus relates.

2.     Change Section 5.1(a) to read in its entirety as follows:

          (a) Upon Termination for Cause, Executive shall immediately be paid (i) all accrued salary, (ii) bonus compensation to the extent earned and payable, (iii) any accrued benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive’s rights pursuant to the provisions of such plans, (iv) unused accrued vacation pay for the year in which termination occurs, and (v) any appropriate business expenses incurred by Executive reimbursable by the Company in accordance with this Agreement, all to the date of termination. (The items described in subparagraphs (i) through (v) in this Section 5.1(a) are hereafter collectively referred to as “Accrued Compensation”. Accrued Compensation shall not include vested deferred compensation, if any, and any pension plan or profit sharing plan benefits, each of which will be paid in accordance with the terms of the applicable plan.) Upon Termination for Cause, Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, Severance Compensation.

3.     Change Section 5.2(a) to read in its entirety as follows:

     (a) Upon any Termination Other Than for Cause, all payments and benefits set forth in this Section 5.2 and Section 6.2 (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), shall be subject to and conditioned upon Executive's compliance with the terms, provisions and conditions contained in this Agreement and shall be subject to and conditioned upon Executive’s execution, within 60 days after Executive’s Separation from Service, of a release and waiver of all claims with respect to Executive’s employment against the Company its Affiliates and their respective officers and directors in a form reasonably satisfactory to the Company, other than rights under this Section 5.2 and Section 6.2

4.     Change Section 5.2(c) to read in its entirety as follows:

     (c) “Termination Other Than for Cause” shall mean

          (i) any termination by the Company of Executive’s employment with the Company other than a Termination for Cause (as defined in Section 5.1), a Termination by Reason of Disability (as defined in Section 5.3), a termination on account of death (as described in Section 5.4), a Voluntary Termination (as defined in Section 5.5) or a Termination Upon a Change of Control (as defined in Section 5.6), provided that such termination constitutes a Separation from Service as defined in Section 22.1, or

          (ii) a termination by Executive of Executive’s employment with the Company by reason of a Constructive Termination. As used herein, “Constructive Termination” means the termination of Executive's employment by the Executive by reason of (A) the Company’s material breach of this Agreement. which remains uncured for a period of thirty (30) days following Executive's notice of such breach given to the Company, (B) the assignment of Executive without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the Effective Date, following notice by Executive of his refusal to consent to such position, responsibilities or duties (which must be given within thirty (30) days of such assignment) and the Company's refusal to modify such position or responsibility so that it is no longer of lesser status or degree of responsibility than his position, responsibilities or duties as of the Effective Date (C) the requirement by the Company that Executive's primary residence be based anywhere other than the St. Louis, Missouri metropolitan area, without Executive’s consent, or (D) the failure of Executive to be reelected to the Board by its stockholders or the failure of the Board to renominate him for reelection to the Board without Executive’s consent, provided that such termination constitutes a Separation from Service as defined in Section 22.1.

5.     Change Section 6.1(a) to read in its entirety as follows:

     (a) For two (2) years following such termination of employment, an amount (payable in substantially equal installments on the dates specified in subsection 3.1 except as otherwise provided herein) equal to the Base Salary at the rate payable at the time of such termination plus (i) any accrued and unpaid Bonus due Executive under paragraph 4.3 of this Agreement and (ii) an amount equal to the Targeted Bonuses due (based on the Base Salary then in effect) for the year in which such termination of employment occurs (determined as though all requisite targets were fully and completely achieved). Notwithstanding any provision in this paragraph (a) to the contrary, upon a Termination Upon a Change in Control, the Company shall pay to Executive a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to Executive pursuant to this paragraph (a). Such present value shall be determined as of the date of the Termination Upon a Change in Control (or, if such date is not a business day, on the following business day) and shall be based on a discount rate equal to the prime rate, as reported in the Wall Street Journal or similar publication. The Company shall make such payment to Executive within 30 days following the date of the Termination Upon a Change in Control.

6.	Change Section 6.2 to read in its entirety as follows:

     6.2 Termination Other Than for Cause. In the event Executive's employment is terminated in a Termination Other Than for Cause, Executive shall be paid as Severance Compensation an amount (payable in substantially equal installments on the dates specified in subsection 3.1) equal to (i) his Base Salary, at the rate payable at the time of such termination, for the one year period commencing on the effective date of such termination plus (ii) an amount equal to the Targeted Bonuses due (based on the Base Salary then in effect) for the year in which such termination of employment as though all requisite targets were fully and completely achieved at Target.

7.	Change Section 22 to read in its entirety as follows:

22. 409A. The following provisions shall apply notwithstanding any other provisions herein to the contrary:

              22.1 Separation From Service. Any amount that (i) is payable upon termination of Executive’s employment with the Company under any provision of this Agreement, and (ii) is subject to the requirements of Code Section 409A, shall not be paid unless and until the Executive has Separated from Service. As used in this Agreement, the terms “Separated from Service” and “Separation from Service” shall have the meaning specified in Treasury Regulation Section 1.409A-1(h).

              22.2 Specified Employee. If Executive is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) of Company at the time of his termination of employment and if payment of Severance Compensation to the Executive is on account of an “involuntary separation from service” (as defined in Treasury Regulation Section 1.409A-1(n)), Executive shall be paid such Severance Compensation during the six (6) month period immediately following the date of his Separation from Service as otherwise provided under Section 6 for such six-month period except that the total amount of such payments shall not exceed the lesser of the amount specified under (i) Treasury Regulation Section 1.409A-1(9)(iii)(A)(1) or (ii) Treasury Regulation Section 1.409A-1(9)(iii)(A)(2). To the extent such amounts otherwise payable during such six-month period exceed the amounts payable under the immediately preceding sentence, such excess amounts shall not be paid during such six-month period, but instead shall be paid in a single sum on the first regular payroll date of Company immediately following the six (6) month anniversary of the date of Executive’s Separation from Service. If Executive is a specified employee and Executive’s Separation from Service is not an involuntary separation from service as defined in Treasury Regulation Section 1.409A-1(n), then any Severance Compensation and any other amount due to Executive under this Agreement that is subject to Code Section 409A and that would otherwise have been paid during the six (6) month period immediately following the date of Executive’s Separation from Service shall be paid in a single sum on the first payroll date of Company immediately following the six month anniversary of Executive’s Separation from Service. Amounts, the payment of which are deferred under this Section, shall be increased by interest at the prime rate as of the date of Executive’s Separation from Service as published in the Wall Street Journal from the date such amounts would have been paid but for this provision and such accumulated interest shall also be paid to the Executive on the first payroll date of Company immediately following the six month anniversary of Executive’s Separation from Service.

Notwithstanding the provisions of this Section 22, the Company has no responsibility or obligation to Executive with respect to any tax that may be incurred by Executive pursuant to Code Section 409A.

8.	There shall be added a new Section 24 which reads in its entirety as follows:

24. Emergency Economic Stabilization Act Provisions. The following provisions are agreed to by the parties in connection with the purchase by the United States Department of the Treasury (the “UST”) of certain preferred shares and related common stock warrants of the Company (the “Purchased Securities”) and pursuant to a Letter Agreement and a Securities Purchase Agreement, between the UST and the Company (the “Purchase Agreement”), the Company is required to meet certain executive compensation and corporate governance standards under Section 111(b) of EESA, as implemented by guidance or regulation thereunder that has been issued and is in effect as of the Closing Date (as defined in the Purchase Agreement) (such guidance or regulation being hereinafter referred to as the “CPP Guidance”).

(a) In the event that any payment or benefit to which the Executive is or may become entitled under the this Agreement, the Plan or any other plan, arrangement or agreement of the Company to which Executive is a party or beneficiary is a “golden parachute payment” for purposes of Section 111(b) of the EESA and the CPP Guidance, including the rules set forth in Section 30.9 Q-9 of 31 C.F.R. Part 30, if, and to the extent, the payment of which is prohibited to be made by the Company under EESA and the CPP Guidance then during the period that the UST owns any equity or debt securities acquired under the Purchase Agreement or the conversion of any convertible securities or exercise of any options or warrants acquired thereunder (i) the Company shall not make or provide (nor shall the Company be obligated to make or provide) any such prohibited portion of such payment or benefit to the Executive and (ii) Executive shall not be entitled to receive any such prohibited portion of such payment or benefit.

(b) Any bonus or incentive compensation paid to the Executive during the period that the UST owns the Purchased Securities will be subject to recovery or “clawback” by the Company or its affiliates (pursuant to the Company’s TARP Capital Purchase Program Clawback Policy attached hereto as Exhibit A, as it may be amended from time to time) if, and to the extent, the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, all within the meaning of Section 111(b) of the EESA and the CPP Guidance.

(c) In the event that the Committee determines that any bonus or incentive compensation arrangement pursuant to which the Executive is or may be entitled to a payment, including without limitation this Agreement or the Plan, encourages the Executive to take “unnecessary and excessive risks that threaten the value of the financial institution” (within the meaning of § 30.9 Q-4 of 31 C.F.R. Part 30), the Committee (or, if required by the applicable arrangement, the Board), on behalf of the Company, shall take such action as is necessary to amend any such bonus and/or incentive compensation arrangements to eliminate such encouragement, and the Executive’s bonus and/or incentive compensation will be determined pursuant to such amended arrangements.

6.	Except as expressly amended pursuant to this Amendment, the Original Agreement shall continue in full force and effect without modification. Employee hereby waives any claim that this Amendment constitutes a Termination Other Than for Cause, as such term is defined in the Original Agreement.

7.	Capitalized terms not defined herein shall have the meaning given them in the Original Agreement unless the context clearly and unambiguously requires otherwise.

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 19th day of December, 2008.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ James J. Murphy
James J. Murphy, Chairman

/s/ Peter F. Benoist
Peter F. Benoist

Exhibit A

Capital Purchase Program Clawback Policy

     This Capital Purchase Program Clawback Policy (this “Policy”), adopted by Enterprise Financial Services Corp (the “Company”) Board of Directors (the “Board”) as of December 17, 2008, has been established as part of the Company’s participation in the TARP Capital Purchase Program (the “CPP”) of the United States Treasury Department (“UST”). This Policy is intended to comply with Section 111(b)(2)(B) of the Emergency Economic Stabilization Act of 2008 (“EESA”), and the guidance and regulations thereunder in effect as from time to time (any such guidance or regulation being referred to hereinafter as “CPP Guidance”).

     Any bonus or incentive compensation paid to any of the Company’s “senior executive officers” or “SEOs,” within the meaning set forth in CPP Guidance, during the time period UST holds an equity or debt position acquired under the CPP will be subject to recovery or “clawback” by the Company to the extent such payment or benefit was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

     This Policy will be administered by the Board’s Compensation Committee (the “Committee”), unless otherwise determined by the Board, in accordance with the following:

     1) This Policy shall be interpreted and all determinations pursuant to this Policy shall be made in accordance with EESA and any applicable CPP Guidance, notwithstanding anything in any policy, plan, program, agreement or arrangement of the Company or any of the affiliates in its “controlled group,” within the meaning of §30.1 Q-1(b) of 31 C.F.R. Part 30 or any subsequent applicable CPP Guidance, to the contrary.

     2) If the Committee determines, in its sole and absolute discretion, that, during the time period that UST holds an equity or debt position acquired under the CPP, an SEO received a payment, or payments, of bonus or incentive compensation (including, without limitation, any non-equity short- or long-term bonus or any equity compensation) that is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria used in determining or setting such bonus or incentive compensation, then the Committee shall determine the amount of any such bonus or incentive compensation that was paid as a result of such materially inaccurate financial statements and/or performance metric criteria (the “Overpayment Amount”). The Committee shall, promptly after making such determination, send such SEO a notice of recovery (“Recovery Notice”) which shall specify the Overpayment Amount and the terms for prompt repayment thereof.

     The Board shall have the authority to amend or terminate this Policy to the extent necessary to comply with the requirements of EESA and the CPP Guidance. The Committee shall have the authority to establish rules and procedures for administering this Policy, all of which shall comply with the requirements of EESA and the CPP Guidance.